LOCK UP AGREEMENT

         This Lock Up Agreement (the "Agreement") is made as of the 21 day of December, 2007, by the signatories hereto (each a "Holder"), in connection with his ownership of shares of Sentra Consulting Corp., a Nevada corporation (the "Company").

         NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

         1. Background.

            a. Holder is the record and beneficial owner of the amount of shares of the Common Stock of the Company ("Common Stock") designated on the signature page hereto.

            b. Holder understands that, as a condition to receiving the Common Stock in exchange for the Holder's membership interests in Karat Platinum, LLC pursuant to the terms and provisions of the Share Exchange Agreement dated as of the date hereof (the "Exchange Agreement"; capitalized terms used herein not otherwise defined shall have the meanings ascribed to such terms in the Exchange Agreement) among the Company, Karat Platinum, LLC and the Holders, the Company has required, and Karat Platinum has agreed to obtain, an agreement from each Holder to refrain from selling any securities of the Company for two years from the Closing Date (the "Restriction Period").

         2. Share Restriction.

            a. Holder hereby agrees that during the Restriction Period, Holder will not, directly or indirectly, offer, sell, assign, gift, transfer, grant a participation in, pledge, or otherwise dispose or Encumber or agree to dispose or Encumber in any manner any share of Common Stock. Any attempt by a Holder to transfer or Encumber any of its Common Stock in violation of the terms of this Agreement shall be void and ineffective. Holder further agrees that the Company is authorized to and the Company agrees to place "stop orders" on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement.

            b. Any subsequent issuance to and/or acquisition of shares or the right to acquire shares by Holder during the Restriction Period will be subject to the provisions of this Agreement.

            c. Notwithstanding the foregoing restrictions on transfer, the Holder may, at any time and from time to time during the Restriction Period, transfer the Common Stock (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Holder is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin.

         3. Miscellaneous.

            a. At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Company to carry out the intent and purposes of this Agreement.

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

            b. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the securities laws of the state in which Holder resides and federal securities laws may apply. Any proceeding brought to enforce this Agreement may be brought exclusively in courts sitting in New York County, New York.

            c. This Agreement contains the entire agreement of the Holder with respect to the subject matter hereof. The Board of Directors of the Company, in its sole discretion, can amend the provisions of this Agreement, upon the approval of 80% of the members of the Board.

            d.  This  Agreement   shall  be  binding  upon  Holder,   its  legal
representatives, heirs, successors and assigns.

            e. This Agreement may be signed and delivered by facsimile and such facsimile signed and delivered shall be enforceable.

            f. The Company and Holder agree not to take any action or allow any act to be taken which would be inconsistent with this Agreement nor to amend or terminate this Agreement.

            g. The current officers and directors of the Company are third party beneficiaries of this Agreement, with right of enforcement.

            IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

                                          HOLDER:

                                          /s/ Sander Hirth
                                          --------------------------------------
                                          (Signature of Holder)

                                          Sander Hirth
                                          --------------------------------------
                                          (Print Name of Holder)

                                          220,000
                                          --------------------------------------
                                          Number of Shares of Common Stock Owned


                                          COMPANY:
                                          SENTRA CONSULTING CORP.


                                          By:  /s/ Philip Septimus
                                               ---------------------------------
                                               Philip Septimus
                                               President

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